EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906

CERTIFICATION

R. Jay Gerken, President, and Richard F. Sennett, Principal Financial Officer of Western Asset/Claymore Inflation-Linked Opportunities & Income Fund (the “Registrant”), each certify to the best of his knowledge that:

1.         The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2012 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.         The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President	Principal Financial Officer
Western Asset/Claymore Inflation-Linked	Western Asset/Claymore Inflation-Linked
Opportunities & Income Fund	Opportunities & Income Fund

/s/ R. Jay Gerken	/s/ Richard F. Sennett
R. Jay Gerken	Richard F. Sennett
Date: August 23, 2012	Date: August 23, 2012

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.